Table of Contents

    FOR FURTHER INFORMATION CONTACT:
    FOR IMMEDIATE RELEASE

EX 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held October  23, 2008 at 4:00 p.m. Central time – Dial 888-511-3669 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through November 23rd by dialing 800-642-1687, access code 66107496. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR THIRD QUARTER 2008

Lake Forest, Illinois, October 23, 2008—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the third quarter of 2008.

Revenues for the quarter ended September 30, 2008 were $277.1 million, up 16.8% from $237.3 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $18.0 million to the growth in revenues for the quarter. Gross profit was $123.0 million, up 15.2% from $106.8 million in the same quarter last year. Gross profit as a percent of revenue was 44.4% versus 45.0% in the third quarter of 2007.

Net income for the third quarter of 2008 was $39.2 million or $0.45 per diluted share compared with net income of $32.9 million or $0.37 per diluted share for the third quarter of 2007.

For the nine months ended September 30, 2008, revenues were $809.7 million, up 18.9% from $681.2 million in the same period last year.  Gross profit was $359.8 million, up 17.7% from $305.6 million in the same period last year.  Gross profit as a percent of revenues was 44.4% versus 44.9% in the same period in 2007.  Earnings per diluted share increased 18.2% to $1.24 from $1.05 per diluted share in the same period last year.  Earnings per diluted share for the nine months ended 2008 were negatively impacted by $0.04 per diluted share related to the arbitration settlement recorded in the first quarter of 2008.

Cash flow from operations was $156.3 million for the first nine months of 2008. Cash flow and increased loan balances were used to strengthen our business and funded share repurchases, acquisitions, international investments and capital expenditures.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 7,043	$ 17,108
Short-term investments	1,205	1,256
Accounts receivable, less allowance for doubtful
accounts of $6,365 in 2008 and $6,157 in 2007	174,871	157,435
Deferred income taxes	17,694	13,510
Other current assets	23,028	20,967
Total current assets	223,841	210,276
Property, plant and equipment, net	208,807	193,039
Other assets:
Goodwill	1,105,016	1,033,333
Intangible assets, less accumulated amortization of
$13,942 in 2008 and $12,230 in 2007	163,390	152,689
Other	20,574	18,822
Total other assets	1,288,980	1,204,844
Total assets	$ 1,721,628	$ 1,608,159

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 34,282	$ 22,003
Accounts payable	31,597	40,049
Accrued liabilities	91,424	75,571
Deferred revenues	14,136	12,095
Total current liabilities	171,439	149,718
Long-term debt, net of current portion	701,679	613,781
Deferred income taxes	151,604	125,041
Other liabilities	3,417	5,544
Shareholders' equity:
Common stock (par value $0.01 per share, 120,000,000 shares
authorized, 85,559,658 issued and outstanding in 2008,
87,410,653 issued and outstanding in 2007)	856	874
Additional paid-in capital	88,128	197,462
Accumulated other comprehensive income	9,710	30,520
Retained earnings	594,795	485,219
Total shareholders' equity	693,489	714,075
Total liabilities and shareholders' equity	$ 1,721,628	$ 1,608,159

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,

	2008		2007		2008		2007
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev

Revenues	$ 277,098	100.0%	$ 237,323	100.0%	$ 809,668	100.0%	$ 681,217	100.0%

Cost of revenues	154,069	55.6%	130,509	55.0%	449,895	55.6%	375,650	55.1%

Gross profit	123,029	44.4%	106,814	45.0%	359,773	44.4%	305,567	44.9%

Selling, general and administrative expenses	50,115	18.1%	43,665	18.4%	148,073	18.3%	124,711	18.3%
Amortization	1,100	0.4%	929	0.4%	2,944	0.4%	2,679	0.4%

Total SG&A expense and amortization	51,215	18.5%	44,594	18.8%	151,017	18.7%	127,390	18.7%

Income from operations before acquisition integration and other expenses	71,814	25.9%	62,220	26.2%	208,756	25.8%	178,177	26.2%

Gain on sale of assets	-	0.0%	-	0.0%	-	0.0%	(1,898)	-0.3%
Impairment of fixed assets	-	0.0%	-	0.0%	-	0.0%	1,261	0.2%
Impairment of permit	-	0.0%	-	0.0%	-	0.0%	228	0.0%
Arbitration settlement and related costs	96	0.0%	-	0.0%	5,595	0.7%	-	0.0%
Acquisition integration expenses	210	0.1%	360	0.2%	1,239	0.2%	1,279	0.2%

Income from operations	71,508	25.8%	61,860	26.1%	201,922	24.9%	177,307	26.0%

Other income (expense):
Interest Income	185	0.1%	307	0.1%	744	0.1%	1,245	0.2%
Interest expense	(8,618)	-3.1%	(8,864)	-3.7%	(24,885)	-3.1%	(24,840)	-3.6%
Insurance proceeds	-	0.0%	-	0.0%	-	0.0%	500	0.1%
Other expense, net	(611)	-0.2%	(247)	-0.1%	(1,572)	-0.2%	(1,030)	-0.2%

Total other income (expense)	(9,044)	-3.3%	(8,804)	-3.7%	(25,713)	-3.2%	(24,125)	-3.5%

Income before income taxes	62,464	22.5%	53,056	22.4%	176,209	21.8%	153,182	22.5%

Income tax expense	23,237	8.4%	20,161	8.5%	66,633	8.2%	58,902	8.6%

Net income	$ 39,227	14.2%	$ 32,895	13.9%	$ 109,576	13.5%	$ 94,280	13.8%

Earnings per share-diluted	$ 0.45		$ 0.37		$ 1.24		$ 1.05

Weighted average number of common shares outstanding-diluted	87,864,210		89,794,892		88,578,506		90,068,563

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	For the nine months ended
	September 30,
	2008	2007
	(unaudited)	(unaudited)
Operating Activities:
Net income	$ 109,576	$ 94,280
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of assets	-	(1,898)
Impairment of fixed assets	-	1,261
Impairment of permit intangible	-	228
Write-off of note receivable related to joint venture	798	-
Stock compensation expense	8,880	7,855
Excess tax benefit of stock options exercised	(6,165)	(3,414)
Depreciation	22,344	19,975
Amortization	2,944	2,679
Deferred income taxes	18,729	11,958
Changes in operating assets and liabilities, net of
effect of acquisitions and divestitures:
Accounts receivable	(13,976)	(13,931)
Other assets	(3,398)	1,845
Accounts payable	(10,205)	6,044
Accrued liabilities	24,451	(445)
Deferred revenues	2,299	1,706

Net cash provided by operating activities	156,277	128,143

Investing Activities:
Payments for acquisitions and international
investments, net of cash acquired	(46,564)	(78,966)
Proceeds from maturity of short-term investments	37	1,763
Proceeds from sale of assets	-	26,453
Proceeds from sale of property and equipment	-	-
Capital expenditures	(35,729)	(37,602)

Net cash used in investing activities	(82,256)	(88,352)

Financing Activities:
Repayment of long-term debt	(7,868)	(32,374)
Net (payments)/proceeds on senior credit facility	(52,184)	68,623
Proceeds from private placement of long-term note	100,000	-
Payments of deferred financing costs	(236)	-
Net payments on capital lease obligations	(130)	(49)
Excess tax benefit of stock options exercised	6,165	3,414
Purchase/cancellation of treasury stock	(140,306)	(95,174)
Proceeds from other issuances of common stock	14,688	11,441

Net cash used in financing activities	(79,871)	(44,119)
Effect of exchange rate changes on cash	(4,215)	(1,461)
Net decrease in cash and cash equivalents	(10,065)	(5,789)
Cash and cash equivalents at beginning of period	17,108	13,492

Cash and cash equivalents at end of period	$ 7,043	$ 7,703
Non-cash activities:
Net issuances of notes payable for certain acquisitions	$ 58,977	$ 54,108
Net issuances of common stock for certain acquisitions	-	365